SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K-A
                                  AMENDMENT #1


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 7, 1997



                             Republic Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Kentucky                   33-77324                  61-0862051
--------------------------------------------------------------------------------
         (State or other
         jurisdiction of           (Commission              (I.R.S. Employer
         incorporation)            File Number)             Identification No.)


         601 West Market Street, Louisville, Kentucky                  40202
--------------------------------------------------------------------------------
            (Address of principal executive offices)                (Zip code)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (502) 584-3600




                                 Not Applicable
--------------------------------------------------------------------------------
             (Former name or former address, if changed since last report)

Republic has amended its filing on Form 8-K to provide the pro forma financial information required under Item 7. Additionally, Republic has updated its previous disclosures under Item 2 to reflect more current information.

ITEM 2.           DISPOSITION OF ASSETS

      During 1997, Republic elected to focus its resources on its North Central and Central Kentucky markets. As a result of this decision, management pursued opportunities to sell certain fixed assets and deposits of its Western Kentucky banking centers, with the exception of Owensboro. Republic's Western Kentucky assets contracted for sale include banking centers in the cities of Murray, Benton, Paducah, and Mayfield. These banking centers are comprised of approximately $180 million in deposits and approximately $3.8 million in fixed assets. Republic expects to retain substantially all of the loan portfolio associated with these banking centers in the amount of approximately $159 million.

      The pricing and other terms of these asset dispositions were arrived at through arms-length negotiations with various potentially interested parties. In addition to comparing offers, management evaluated terms offered by prospective purchasers to information regarding pricing of similar transactions. To the extent the purchase price in a transaction is less than the deposit liabilities being assumed by the purchaser, the transaction involves a cash payment by Republic to the purchaser. Management has primarily funded the transactions closed through the date of this filing with $14 million in additional deposits at its existing banking centers, liquidation of investment securities and overnight fed funds in the amount of $40 million and additional advances from the Federal Home Loan Bank (FHLB) totaling approximately $85 million.

      On April 1, 1997, Republic entered into an agreement to sell its Murray banking center to United Commonwealth Bank, FSB. The transaction included the sale of real estate located in Murray, Kentucky, certain fixed assets, and a transfer of certain deposit liabilities totaling approximately $18 million. The transaction was closed on July 30, 1997 and Republic recognized a pre-tax gain of approximately $1.7 million.

      On July 21, 1997, Republic entered into an agreement to sell its Benton banking center to The Peoples First National Bank and Trust Company of Paducah. The transaction included the sale of real estate located in Benton, Kentucky, certain fixed assets, and a transfer of certain deposit liabilities totaling approximately $31 million. The transaction was closed on September 23, 1997 and Republic recognized a pre-tax gain of approximately $2.2 million.

      On July 18, 1997, Republic entered into an agreement to sell its Paducah banking centers to The Paducah Bank and Trust Company. The transaction included the sale and lease of real estate located in Paducah, Kentucky, certain fixed assets, and a transfer of certain deposit liabilities totaling approximately $65 million. The transaction was closed on November 7, 1997 and Republic recognized a pre-tax gain of approximately $3.6 million.

      Republic has also entered into a contract to sell its Mayfield banking center to First Federal Savings Bank of Leitchfield. The transaction will include the sale of real estate located in Mayfield, Kentucky, certain fixed assets, and a transfer of certain deposit liabilities totaling approximately $66 million. The Mayfield transaction is expected to close during January of 1998. Management anticipates that Republic will realize a pre-tax gain of approximately $4 million on this transaction. Such gain will be dependent upon the attributes and the amount of the liabilities assumed by the purchasers at closing. Republic anticipates that it will fund this transaction primarily through additional advances from the FHLB.

ITEM 7.    FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

b.       Pro Forma Consolidated Financial Statements (unaudited) Republic
         Bancorp, Inc.

         The following pro forma consolidated balance sheet as of September 30, 1997, and the pro forma consolidated statements of income for the nine month period then ended and the year ended December 31, 1996 give effect to the sale of Republic's four banking centers. The adjustments related to the pro forma consolidated balance sheet assumes the transactions were consummated at September 30, 1997, while the adjustments to the pro forma condensed consolidated income statements assume the transaction was consummated at the beginning of the period presented. The final sale of the Mayfield banking center is expected to occur in January, 1998.

         The pro forma information is based on the historical financial statements of Republic.

         These pro forma statements are not necessarily indicative of the results that actually would have occurred if the sales had been in effect as of and for the periods presented or what may be achieved in the future.

REPUBLIC BANCORP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1997 (dollars in thousands)


                                                          CONSOLIDATED
                                                            REPUBLIC            PRO FORMA            PRO FORMA
ASSETS:                                                      BANCORP           ADJUSTMENTS         CONSOLIDATED
Cash and cash equivalents:
     Cash and due from banks                             $     18,923                             $     18,923
     Federal funds sold                                        16,900        $  (16,900) [d]
                                                               ------            ------                 ------

         Total cash and cash equivalents                       35,823           (16,900)                18,923

Securities available for sale                                  98,428           (23,100) [d]            75,328
Securities to be held to maturity                             108,590                                  108,590
Loans, less allowance for loan losses
     $6,281 (1997) and $6,241 (1996)                          801,369                                  801,369
Mortgage loans held for sale                                   14,758                                   14,758
Federal Home Loan Bank stock                                    7,083                                    7,083
Accrued interest receivable                                     9,367                                    9,367
Premises and equipment, net                                    16,037            (3,495) [c]            12,542
Other assets                                                    3,960                                    3,960
                                                                -----             -----                  -----

TOTAL                                                    $  1,095,415        $  (43,495)          $  1,051,920
                                                         ============        ===========          ============

LIABILITIES:
     Deposits:
         Non-interest bearing                          $       64,839       $    (4,036)  [a]    $      60,803
         Interest bearing                                     701,451          (127,191)  [a]          588,260
                                                                                 14,000   [f]
     Securities sold under agreements to repurchase
         and other short-term borrowings                      101,422                                  101,422
     Other borrowed funds                                     136,831            68,792   [e]          205,623
     Accrued interest payable                                   7,166                                    7,166
     Guaranteed preferred beneficial interests in
         Company's subordinated debentures                      6,452                                    6,452
     Other liabilities                                          9,581                                    9,581
                                                                -----            ------                  -----

         Total liabilities                                  1,027,742           (48,435)               979,307

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred Stock, no par value;  authorized  100,000
         shares;  Series A 8.5%
         noncumulative convertible, 50,000 shares issued and
         outstanding (liquidation preference $5,000)            5,000                                    5,000
     Class A Common stock, no par value
     Class B Common stock, no par value                         3,494                                    3,494
     Additional paid-in capital                                 6,885                                    6,885
     Retained earnings                                         52,365             4,940   [b]           57,305
     Net unrealized depreciation on securities
         available for sale, net of tax                          (71)                                     (71)
                                                               ------             -----                 ------

         Total stockholders' equity                            67,673             4,940                 72,613
                                                               ------             -----                 ------

     TOTAL                                               $  1,095,415        $  (43,495)          $  1,051,920
                                                         ============        ===========          ============

REPUBLIC BANCORP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 ( IN THOUSANDS)


                                                          CONSOLIDATED
                                                            REPUBLIC              PRO FORMA           PRO FORMA
INTEREST INCOME:                                             BANCORP             ADJUSTMENTS        CONSOLIDATED

     Loans, including fees                                 $   57,723           $ (1,045)  [g]     $    56,678
     Securities available for sale                              4,417             (1,250)  [h]           3,167
     Securities to be held to maturity:
         Taxable                                                5,668                                    5,668
         Non-taxable                                               94                                       94
     FHLB dividends                                               362                                      362
     Other                                                        499               (499)  [h]          ------
                                                               ------             ------
         Total interest income                                 68,763             (2,794)               65,969
                                                               ------             ------                ------

INTEREST EXPENSE:
     Deposits                                                  29,678             (6,384)  [i]          23,294
     Short-term borrowings                                      3,435                                    3,435
     Long-term debt                                             5,204              5,127   [j]          10,331
                                                               ------             ------                ------
         Total interest expense                                38,317             (1,257)               37,060
                                                               ------             ------                ------

NET INTEREST INCOME                                            30,446             (1,537)               28,909

PROVISION FOR LOAN LOSSES                                       3,850                                    3,850
                                                               ------             ------                ------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                    26,596             (1,537)               25,059
                                                               ------             ------                ------

NON-INTEREST INCOME:
     Service charges on deposit accounts                        2,440               (492)  [k]           1,948
     Bank card services                                           508                                      508
     Loan servicing income                                        556                                      556
     Net gain on sale of deposits                               3,900                                    3,900  [m]
     Net gain on sale of bank card                              3,410                                    3,410
     Net gain on sale of loans                                  1,073                                    1,073
     Net gain on sale of securities                                90                                       90
     Other                                                      1,068                (44)  [k]           1,024
                                                               ------             ------                ------
         Total non-interest income                             13,045               (536)               12,509
                                                               ------             ------                ------

NON-INTEREST EXPENSE:
     Salaries and employee benefits                            11,681             (1,024)  [l]          10,657
     Occupancy and equipment                                    5,856               (827)  [l]           5,029
     Communication and transportation                           1,358               (208)  [l]           1,150
     Marketing and development                                    979               (123)  [l]             856
     FDIC deposit insurance                                        53                (21)  [l]              32
     Supplies                                                     757                (45)  [l]             712
     Other                                                      3,504               (665)  [l]           2,839
                                                               ------             ------                ------
         Total non-interest expense                            24,188             (2,913)               21,275
                                                               ------             ------                ------

INCOME BEFORE INCOME TAXES                                     15,453                840                16,293

INCOME TAXES                                                    5,525                294   [n]           5,819
                                                               ------             ------                ------

NET INCOME                                                   $  9,928           $    546             $  10,474
                                                             ========           ========             =========


REPUBLIC BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996 (IN THOUSANDS)


                                                          CONSOLIDATED                                ADJUSTED
                                                            REPUBLIC                                CONSOLIDATED
INTEREST INCOME:                                             BANCORP           ADJUSTMENTS        REPUBLIC BANCORP

     Loans, including fees                                 $   70,831           $  (1,584) [g]      $   69,247
     Securities to be held to maturity:
         Taxable                                                9,375                (991) [h]           8,384
         Non-taxable                                              127                                      127
     FHLB dividends                                               378                                      378
     Other                                                      1,275              (1,275) [h]
                                                              -------             -------               ------
         Total interest income                                 81,986              (3,850)              78,136
                                                              -------             -------               ------

INTEREST EXPENSE:
     Deposits                                                  36,084              (9,337) [i]          26,747
     Short-term borrowings                                      3,481                                    3,481
     Long-term debt                                             4,290               7,696  [j]          11,986
                                                              -------             -------              -------
         Total interest expense                                43,855              (1,641)              42,214
                                                              -------             -------              -------

NET INTEREST INCOME                                            38,131              (2,209)              35,922

PROVISION FOR LOAN LOSSES                                       9,149                                    9,149
                                                              -------             -------              -------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                    28,982              (2,209)              26,773
                                                              -------             -------               ------

NON-INTEREST INCOME:
     Service charges on deposit accounts                        2,642                (620) [k]           2,022
     Other service charges and fees                               445                                      445
     Bank card services                                         1,010                                    1,010
     Net gain on sale of loans                                  1,212                                    1,212
     Loan servicing income                                        829                                      829
     Other                                                        959                 (53) [k]             906
                                                              -------             -------               ------
         Total non-interest income                              7,097                (673)               6,424
                                                              -------             -------               ------

NON-INTEREST EXPENSE:
     Salaries and employee benefits                            13,236              (1,077) [l]          12,159
     Occupancy and equipment                                    6,623                (928) [l]           5,695
     Communication and transportation                           1,548                (281) [l]           1,267
     Marketing and development                                  1,620                (209) [l]           1,411
     FDIC deposit insurance                                     3,277                (260) [l]           3,017
     Supplies                                                     973                (178) [l]             795
     Other                                                      4,132                (799) [l]           3,333
                                                              -------             -------               ------
         Total non-interest expense                            31,409              (3,732)              27,677
                                                               ------             -------               ------

INCOME BEFORE INCOME TAXES                                      4,670                 850                5,520

INCOME TAXES                                                    1,943                 298[n]             2,241
                                                              -------             -------               ------

NET INCOME                                                    $ 2,727          $      552              $ 3,279
                                                              =======          ==========              =======



REPUBLIC BANCORP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


a.   Sale of deposits
b.   After-tax gain on branch sales after September 30, 1997
c.   Sale of fixed assets
d.   Securities sold or matured used to fund sale of deposits
e.   FHLB Advances used to fund sale of deposits
f.   Increase  in  deposits at existing banking centers
g. Reduction in interest income on loans due to annual estimated loan run-off of 20% using average yield on loans for the nine months ended
     September 30, 1997 and the twelve months ended December 31, 1996
h. Reduction in interest income due to liquidation of investments using average yield on investments for the nine months ended
     September 30, 1997 and the twelve months ended December 31, 1996
i. Reduction in interest expense due to sale of deposits using average cost of deposits for the nine months ended September 30, 1997 and the twelve months ended December 31, 1996
j. Increase in interest expense on FHLB borrowings using average cost of borrowings for the nine months ended September 30, 1997 and the twelve months ended December 31, 1996
k. Reduction of non-interest income and deposit fee income as a result of sale of deposits
l.   Reduction in non-interest expense related to sold banking centers
m. Represents gain on sale of Murray and Benton deposits which occurred prior to September 30, 1997
n.   Assumed tax rate of 35%

c. The exhibits furnished as a part of Form 8-K are identified in, and immediately follow, the Exhibit Index appearing on page 10 of this report.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Republic Bancorp, Inc.
                                  (Registrant)


                                            Principal Executive Officer:


Date: January 5, 1998                       /s/Bernard M. Trager
                                            --------------------
                                            Bernard M. Trager
                                            Chairman and Chief Executive Officer


                                            Principal Financial Officer:


Date: January 5, 1998                       /s/Mark A. Vogt
                                            ---------------
                                            Mark A. Vogt
                                            Senior Vice President,
                                            Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT        DESCRIPTION

2.1 Agreement to Purchase Assets and Assume Liabilities dated April 1, 1997 by and between United Commonwealth Bank, FSB and Republic Bank & Trust Company (Previously filed)

2.2 Purchase and Assumption Agreement dated July 18, 1997 between The Paducah Bank & Trust Company and Republic Bank & Trust Company (Previously filed)

2.3 Purchase and Assumption Agreement dated July 21, 1997 between Peoples First National Bank & Trust Company and Republic Bank & Trust Company (Previously filed)

2.4 Purchase and Assumption Agreement dated September 12, 1997 between First Federal Savings Bank of Leitchfield and Republic Bank & Trust Company (Previously filed)